EXHIBIT 10.1
EXECUTION COPY

AGREEMENT, LIMITED WAIVER AND NINTH AMENDMENT, dated as of January 10, 2003 (this “Ninth Amendment”), among FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”), DEVNET L.L.C., a Delaware limited liability company (“Devnet” and, together with FiberNet, the “Borrowers”), and the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 9, 2001 (the “Credit Agreement”), among the Borrowers, the Lenders, DEUTSCHE BANK AG NEW YORK BRANCH (“DBAG”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), TD SECURITIES (USA) INC. (“TD”), as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), and WACHOVIA INVESTORS, INC., as documentation agent for the Lenders (in such capacity, the “Documentation Agent”).

RECITALS

WHEREAS, the Borrowers wish to make a certain amendment to the Credit Agreement which is more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

ARTICLE II.
REDUCTION OF COMMITMENTS AND RELATED ACTIONS

Pursuant to Section 9.1 of the Credit Agreement, upon the consummation of the Bank One/Nortel/TD Common Stock Conversion (i) Bank One shall assign to DBAG a portion of its Revolving Loan Commitment in an amount of $579,213.77, (ii) Nortel Networks shall assign to DGAB a portion of its Revolving Loan Commitment in an amount of $868,820.65 and (iii) TD shall assign to DBAG a portion of its Revolving Loan Commitment in an amount of $868,820.65. In addition, concurrently with the consummation of the Bank One/Nortel/TD Common Stock Conversion, (i) Bank One shall convert Term Loans in an aggregate amount of $2,552,127.24 (which amount includes accrued interest thereon to the date of such conversion) and Revolving Loans in an aggregate amount of $793,570.24 (which amount includes accrued interest thereon to the date of such conversion) into equity capital of the Parent, (ii) Nortel Networks shall convert Term Loans in an aggregate amount of $3,828,190.87 (which amount includes accrued interest thereon to the date of such conversion) and Revolving Loans in an aggregate amount of $1,190,355.35 (which amount includes accrued interest thereon to the date of such conversion) into equity capital of the Parent and (iii) TD shall convert Term Loans in an aggregate amount of $3,828,190.87 (which amount includes accrued interest thereon to the date of such conversion) and Revolving Loans in an aggregate amount of $1,190,355.35 (which amount includes accrued interest thereon to the date of such conversion) into equity capital of the Parent, in each case pursuant to the Bank One/Nortel/TD Common Stock Conversion Documents. In connection with the conversion of Revolving Loans into equity capital of the Parent described in the immediately preceding sentence, the Borrowers shall, pursuant to Section 2.5 of the Credit Agreement, cancel permanently the Revolving Loan Commitments of Bank One, Nortel Networks and TD in an aggregate principal amount of $3,164,491.87, which cancellation of commitments shall be effective without any further action on the part of the Borrowers, any Lender or any other Person upon and after the consummation of the Bank One/Nortel/TD Common Stock Conversion. Each of Bank One, Nortel Networks and TD hereby acknowledges and agrees that, after giving effect to the Bank One/Nortel/TD Common Stock Conversion, all Obligations owing to Bank One, Nortel Networks and TD under the Loan Documents shall have been satisfied in full (subject to Sections 9.2 and 9.11 of the Credit Agreement).

Notwithstanding anything to the contrary set forth in Section 2.2 or 9.5 of the Credit Agreement, the obligations of each Lender to purchase without recourse a participation interest from the Issuing Bank in any Letter of Credit shall be calculated based upon such Lender’s LOC Pro Rata Share set forth opposite such Lender’s name on Schedule 2.1.A to the Credit Agreement. As a result, and for the avoidance of doubt, the Issuing Bank shall assume in their entirety the obligations of the Assigning Lenders to fund any future Letter of Credit to the extent of the Assigned Interests without recourse or reimbursement from any other Lender. In consideration of the assumption by the Issuing Bank of the Assigned Interests, the Parent shall execute and deliver a security agreement and account control agreement in form and substance satisfactory to the Issuing Bank pursuant to which the Parent shall grant to the Issuing Bank a security interest in a cash collateral account in an amount equal to the additional obligations assumed by the Issuing Bank. The Issuing Bank hereby acknowledges and agrees that any amount withdrawn from such cash collateral account shall be applied solely to its Letter of Credit funding obligations relating to the Assigned Interests. In addition, after giving effect to the forgoing transactions, the aggregate amount of the Term Loan Commitments on and after the effectiveness of the Ninth Amendment shall be $16,532,240.94 and the aggregate amount of the Revolving Loan Commitments on and after the effectiveness of the Ninth Amendment shall be $11,224,043.14, which amounts the parties hereto hereby acknowledge are the total respective Term Loan principal amounts, Revolving Loan principal amounts and Letter of Credit Obligations outstanding as of the date hereof.

ARTICLE III.
AMENDMENTS

Section 3.01    Definitions.

(a)    The following defined terms are added to Section 1.1 of the Credit Agreement in their proper alphabetical order:

“Assigned Interests” means that portion of the Revolving Loan Commitments assigned to DBAG pursuant to the Bank One/Nortel/TD Assignment Agreements.

“Assigning Lenders” means each of Bank One, Nortel Networks and TD.

“Bank One” means Bank One, NA.

“Bank One Debt Exchange Agreement” means the Debt Exchange Agreement, dated January 10, 2003, between the Parent and Bank One.

“Bank One Stock Purchase Agreement” means the Stock Purchase Agreement, dated January 10, 2003, among Bank One and the purchasers listed on Exhibit A thereto.

“Bank One/Nortel/TD Assignment Agreements” means (i) the Assignment Agreement, dated as of January 10, 2003, entered into by and between Bank One and DBAG, (ii) the Assignment Agreement, dated as of January 10, 2003, entered into by and between Nortel and DBAG and (iii) the Assignment Agreement, dated as of January 10, 2003, entered into by and between TD and DBAG.

“Bank One/Nortel/TD Common Stock Conversion” means (i) the conversion by Bank One of Term Loans in an aggregate amount of $2,552,127.24 (which amount includes accrued interest thereon to the date of such conversion) and Revolving Loans in an aggregate amount of $793,570.24 (which amount includes accrued interest thereon to the date of such conversion) into 34,628,636 shares of the Parent’s common stock, (ii) the conversion by Nortel Networks of Term Loans in an aggregate amount of $3,828,190.87 (which amount includes accrued interest thereon to the date of such conversion) and Revolving Loans in an aggregate amount of $1,190,355.35 (which amount includes accrued interest thereon to the date of such conversion) into 51,942,950 shares of the Parent’s common stock, (iii) the conversion by TD of Term Loans in an aggregate amount of $3,828,190.87 (which amount includes accrued interest thereon to the date of such conversion) and Revolving Loans in an aggregate amount of $1,190,355.35 (which amount includes accrued interest thereon to the date of such conversion) into 51,942,950 shares of the Parent’s common stock, (iv) the subsequent sale by each of Bank One, Nortel Networks and TD of such shares to certain third party purchasers, (v) the issuance by the Parent to certain other purchasers of 29,166,667 shares of the Parent’s common stock and (vi) the satisfaction of all conditions precedent to closing under the Bank One/Nortel/TD Common Stock Conversion Documents.

“Bank One/Nortel/TD Common Stock Conversion Documents” means the Bank One Stock Purchase Agreement, the Bank One Debt Exchange Agreement, the Nortel Stock Purchase Agreement, the Nortel Debt Exchange Agreement, the TD Stock Purchase Agreement, the TD Debt Exchange Agreement, the First Amendment to the Investors’ Rights Agreement, and the warrants issued in connection therewith, and the Common Stock Purchase Agreement, together with any other instruments and agreements entered into by the Parent or its Subsidiaries in connection therewith (in each case, in the form delivered to the Lenders prior to the effectiveness of this Ninth Amendment), as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Common Stock Purchase Agreement” means the Common Stock Purchase Agreement, dated January 10, 2003, among the Parent and the purchasers listed on Exhibit A thereto.

“LOC Account Control Agreement” means the Securities Account Control Agreement, dated as of January 10, 2003, by and among the Parent, DBAG and Deutsche Bank Trust Company Americas.

“LOC Cash Collateral Security Agreement” means the Security Agreement, dated as of January 10, 2003, by and among the Parent and DBAG.

“LOC Pro Rata Share” means, with respect to any Lender, the percentage set forth opposite such Lender’s name in the appropriate column on Schedule 2.1.A annexed hereto.

“LOC Security Account” means the securities account established by the Parent and DBAG pursuant to the LOC Account Control Agreement.

“Ninth Amendment” means the Agreement, Limited Waiver and Ninth Amendment to the Credit Agreement, dated January 10, 2002, among the Borrowers and the Administrative Agent.

“Nortel Debt Exchange Agreement” means the Debt Exchange Agreement, dated January 10, 2003, between the Parent and Nortel Networks.

“Nortel Stock Purchase Agreement” means the Stock Purchase Agreement, dated January 10, 2003, among Nortel Networks and the purchasers listed on Exhibit A thereto.

“TD Debt Exchange Agreement” means the Debt Exchange Agreement, dated January 10, 2003, between the Parent and TD.

“TD Stock Purchase Agreement” means the Stock Purchase Agreement, dated January 10, 2003, among TD and the purchasers listed on Exhibit A thereto.

(b)    The definition of “Change in Control” is amended by deleting the last two provisos at the end thereof and replacing them in their entirety with the following:

“provided, however, that, notwithstanding the foregoing, no transaction effected by any of the Borrowers with the consent of the Lenders in connection with the Lender Common Stock Conversion, the Deferred Interest Common Stock Conversion, the SDS Common Stock Conversion or the Bank One/Nortel/TD Common Stock Conversion shall be deemed a Change in Control.”

(c)    The definition of “Majority Lenders” is amended by deleting it in its entirety and replacing it with the following:

““Majority Lenders” means at least two Lenders who together hold more than 51% of the sum of the aggregate Loans and unused Commitments of all the Lenders. Notwithstanding the foregoing, solely for purposes of determining the Majority Lenders, as long as DBAG has a perfected first priority security interest in the LOC Security Account that is not subject to challenge in any judicial or administrative proceeding (including, without limitation, any bankruptcy, insolvency, receivership or similar proceeding), any amount on deposit in the LOC Security Account on the date of such determination shall be deducted from the Commitment of

DBAG, unless the matter as to which such determination is being made relates directly to the Letter of Credit Obligations.”

(d)    The definition of “Restricted Payment” is amended by deleting the last two provisos at the end thereof and replacing them in their entirety with the following:

“provided further, however, that, notwithstanding the foregoing, no transaction effected by any of the Borrowers with the consent of the Lenders in connection with the Lender Common Stock Conversion, the Deferred Interest Common Stock Conversion, the SDS Common Stock Conversion or the Bank One/Nortel/TD Common Stock Conversion shall be deemed a Restricted Payment.”

Section 3.02    Term Loans
.
(a)    Section 2.1.A.(i) of the Credit Agreement is amended by (i) replacing the words “each Term Lender’s Commitment as of the date of the Seventh Amendment” in the sixth line thereof with the words “each Term Lender’s Commitment as of the date of the Ninth Amendment”, (ii) replacing the words “the Term Loan Commitments is $26,156,579.77” in the eighth line thereof with the words “the Term Loan Commitments is $16,532,240.94” and (iii) adding the following sentence at the end thereof:

“For the avoidance of doubt, any Term Loan converted into equity of the Parent or any of the Parent’s Affiliates shall be deemed to be a prepayment of such Term Loan.”

(b)    Schedule 2.1.A of the Credit Agreement is amended by deleting it in its entirety and replacing it with the revised Schedule 2.1.A set forth on Annex I hereto.

Section 3.03    Revolving Loans.

(a)    Section 2.1.A.(ii) of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

“(ii)    Revolving Loans.  Each Revolving Lender severally agrees to make revolving loans (“Revolving Loans”) to the Borrowers from the Closing Date until the Revolving Loan Commitment Termination Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments. Each Borrower shall use the proceeds of any such Revolving Loans solely for the purposes identified in Section 5.12. The amount of each Revolving Lender’s Commitment as of the date of the Ninth Amendment is set forth opposite its name on Schedule 2.1.A annexed hereto and the aggregate amount of the Revolving Loan Commitments is $11,224,043,14; provided that the Revolving Loan Commitments of the applicable Revolving Lenders shall be adjusted to give effect to any assignments of such Revolving Lender’s respective Revolving Loan Commitments pursuant to Section 9.1.; and provided further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.5. Notwithstanding anything to the contrary herein, the outstanding principal amount of Revolving Loans made pursuant to this Section 2.1.A(ii) shall not at any time exceed $5,142,298.87. Each Revolving Lender’s Revolving Loan Commitments shall expire immediately and without further action on the Revolving Loan Commitment Termination Date and no Revolving Loans shall be made after such date. Amounts borrowed under this Section 2.1.A.(ii) and subsequently repaid or prepaid may be reborrowed; provided, however, that (i) the aggregate principal amount of Revolving Loans outstanding that were made pursuant to this Section 2.1.A(ii) shall not at any time exceed $5,142,298.87 and (ii) the aggregate principal amount of the Revolving Loans (including LOC Revolving Loans) outstanding at any time, when taken together with the outstanding Letter of Credit Obligations, may not exceed the aggregate amount of the Revolving Loan Commitments.”

Section 3.04    Letters of Credit.

(a)        Section 2.2.A. of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

“A.        Issuance of Letters of Credit.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Issuing Bank agrees to issue, and each Revolving Loan Lender severally agrees to participate in the issuance by the Issuing Bank of, Letters of Credit in Dollars from time to time from the Closing Date until the Revolving Loan Commitment Termination Date as any Borrower may request, in a form acceptable to the Issuing Bank; provided, however, that (i) the sum of the outstanding Letter of Credit Obligations and any outstanding Revolving Loans made under Section 2.2.E. (each such Revolving Loan an “LOC Revolving Loan”) shall not at any time exceed $6,081,744.27 (the “LOC Committed Amount”) and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans (including LOC Revolving Loans) plus outstanding Letter of Credit Obligations shall not at any time exceed the aggregate amount of the Revolving Loan Commitments. No Letter of Credit shall (a) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary “evergreen” provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Bank gives notice of expiration or termination to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (b) as originally issued or as extended, have an expiry date extending beyond the date which is 30 days prior to the Maturity Date. Each Letter of Credit shall comply with the terms and conditions of the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.”

(b)        Section 2.2.C. of the Credit Agreement is amended by adding the following sentences at the end thereof:

“Notwithstanding anything to the contrary set forth in this Agreement, for purposes of this Section 2.2.C, each Lender’s Pro Rata Share of its obligations in respect of any Letter of Credit shall be determined by reference to such Lender’s LOC Pro Rata Share as set forth opposite such Lender’s name on Schedule 2.1.A annexed hereto. Each Lender hereby acknowledges and agrees, notwithstanding anything to contrary set forth in this Agreement (including, without limitation, Section 9.5), that (i) the rights and interests assigned to DBAG under and pursuant to the LOC Cash Collateral Security Agreement and the LOC Account Control Agreement shall run solely to the benefit of DBAG and no other Lender shall have any right, title or interest thereunder or thereto and (ii) DBAG shall have the sole and exclusive authority to consent to any release, amendment, supplementation or other modification in respect of the LOC Cash Collateral Security Agreement and the LOC Account Control Agreement.”

(c)    Section 2.2.D. of the Credit Agreement is amended by adding the phrase “(after giving effect to the second to last sentence of Section 2.2.C)” immediately after the words “such unreimbursed drawing” in the twenty-second line thereof.

(d)    Section 2.2.E. of the Credit Agreement is amended by adding the phrase “(after giving effect to the second to last sentence of Section 2.2.C)” immediately after the words “in accordance with their Pro Rata Shares” in the eighth line thereof and immediately after the words “make its Pro Rata Share” in the tenth line thereof.

Section 3.05    Prepayments Due to Issuance of Debt or Equity.

(a)    Section 2.5.B.(iii)(d) of the Credit Agreement is amended by (i) deleting the word “and” which appears immediately before clause (ix), (ii) adding a comma (“,”) immediately before clause (ix) and (iii) adding the following clause (x) immediately prior to the words “in each case to prepay the Loans or permanently” in the twenty-third line thereof:

“(x) such Net Proceeds received in connection with the Bank One/Nortel/TD Common Stock Conversion”

Section 3.06    Compensation For Breakage Costs

(a)    Section 2.6.D. of the Credit Agreement is amended by (i) deleting the word “or” and inserting a comma immediately after the words “by the terms of this Agreement” in the fifteenth line thereof and (ii) adding the following new clause after the words “Lender Common Stock Conversion Documents” in the sixteenth line thereof:

“or (vi) as a consequence of the consummation of the transactions contemplated by the Bank One/Nortel/TD Common Stock Conversion Documents.”

Section 3.07    Annual Letter of Credit Exposure Fee

(a)    Section 2.4. of the Credit Agreement is amended by adding the following Section 2.4.E at the end thereof:

“E.    Annual Letter of Credit Exposure Fee.  The Borrowers agree to pay DBAG, for its own account, an annual Letter of Credit exposure fee in an amount equal to $100,000 per annum from and including February 1, 2003 to and including the date on which (i) the Borrower has repaid or otherwise reduced the Letter of Credit funding obligations of DBAG by an amount equal to $2,316,855.07 and (ii) the Revolving Loan Commitments of DBAG have been permanently canceled by a corresponding amount. Such annual Letter of Credit exposure fee shall be payable yearly in advance, commencing on February 1, 2003.”

Section 3.08    Adjustment to Financial Covenants.

(a)    Section 6.6.D. of the Credit Agreement is amended by deleting the table at the end thereof in its entirety and replacing it with the following table:

Date	Consolidated Leverage Ratio
December 31, 2003	6.50 to 1.00
March 31, 2004	3.70 to 1.00
June 30, 2004	2.50 to 1.00
September 30, 2004	2.00 to 1.00
December 31, 2004	2.00 to 1.00
March 31, 2005	2.00 to 1.00
June 30, 2005	2.00 to 1.00
September 30, 2005	2.00 to 1.00
December 31, 2005	2.00 to 1.00
March 31, 2006	2.00 to 1.00
June 30, 2006	2.00 to 1.00
September 30, 2006	2.00 to 1.00
December 31, 2006	2.00 to 1.00

(b)    Section 6.6.E. of the Credit Agreement is amended by deleting the table at the end thereof in its entirety and replacing it with the following table:

Date	Consolidated Interest Coverage Ratio
December 31, 2003	2.80 to 1.00
March 31, 2004	4.60 to 1.00
June 30, 2004	6.50 to 1.00
September 30, 2004	8.00 to 1.00

December 31, 2004	8.00 to 1.00
March 31, 2005	8.00 to 1.00
June 30, 2005	8.00 to 1.00
September 30, 2005	8.00 to 1.00
December 31, 2005	8.00 to 1.00
March 31, 2006	8.00 to 1.00
June 30, 2006	8.00 to 1.00
September 30, 2006	8.00 to 1.00
December 31, 2006	8.00 to 1.00

(c)    Section 6.6.F. of the Credit Agreement is amended by deleting the table at the end thereof in its entirety and replacing it with the following table:

Date	Consolidated Fixed Charge Coverage Ratio
December 31, 2003	1.70 to 1.00
March 31, 2004	1.70 to 1.00
June 30, 2004	1.70 to 1.00
September 30, 2004	1.70 to 1.00
December 31, 2004	1.70 to 1.00
March 31, 2005	1.70 to 1.00
June 30, 2005	1.70 to 1.00
September 30, 2005	1.70 to 1.00
December 31, 2005	1.70 to 1.00
March 31, 2006	2.00 to 1.00
June 30, 2006	2.00 to 1.00

September 30, 2006	2.00 to 1.00
December 31, 2006	2.00 to 1.00

ARTICLE IV.
LIMITED WAIVER

Subject to the conditions and upon the terms set forth in this Ninth Amendment and in reliance on the representations and warranties of the Borrowers set forth in Section 6.02 of this Ninth Amendment, the Lenders hereby waive any right or remedy arising in favor of the Lenders under the Credit Agreement by reason of the failure of the Borrowers and the Lenders to comply with the ratable sharing provisions of Section 9.5 of the Credit Agreement in connection with the Bank One/Nortel/TD Common Stock Conversion.

ARTICLE V.
CONSENT

The Lenders hereby consent to the execution and delivery and performance by the Parent and/or the Borrowers (as applicable) of each of the Bank One/Nortel/TD Common Stock Conversion Documents.

ARTICLE VI.
MISCELLANEOUS

Section 6.01    Execution of this Ninth Amendment; Effectiveness.

This Ninth Amendment is executed and shall be construed as an amendment to the Credit Agreement, and, as provided in the Credit Agreement, this Ninth Amendment forms a part thereof. This Ninth Amendment shall be effective upon the satisfaction of the following conditions:

(a)        the transactions contemplated by Article II above shall have been consummated on the terms set forth in the Bank One/Nortel/TD Common Stock Conversion Documents and upon satisfaction of the conditions therein set forth;

(b)         the Bank One/Nortel/TD Common Stock Conversion Documents, the Bank One/Nortel/TD Assignment Agreements, the LOC Account Control Agreement and the LOC Cash Collateral Security Agreement shall have been executed by each party thereto and executed copies thereof delivered to the Administrative Agent;

(c)        the Borrowers shall have paid to the Administrative Agent, for the ratable benefit of each Lender (other than the Assigning Lenders), an amendment fee equal to $25,000;

(d)        cash in amount equal to $2,316,855.07 shall have been deposited into the LOC Security Account (and satisfactory evidence thereof provided to DBAG); and

(e)    DBAG shall have received an opinion of counsel to FiberNet in form and substance reasonably satisfactory to DBAG as to, among other things, the security interest purported to be created pursuant to the LOC Cash Collateral Security Agreement and the LOC Account Control Agreement.

Section 6.02    Representations and Warranties.

The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Borrowers’ execution, delivery and performance of this Ninth Amendment have been obtained or made and (b) this Ninth Amendment has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms.

Section 6.03    Waiver.

This Ninth Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreement and the other Loan Documents and, except as specifically modified pursuant to the terms of this Ninth Amendment, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents. The execution and delivery by the Lenders of this Ninth Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Potential Event of Default or Event of Default now existing or hereafter arising.

Section 6.04    Counterparts; Integration; Effectiveness.

This Ninth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Ninth Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In addition to the requirements set forth above in Section 6.01, this Ninth Amendment shall become effective when it shall have been executed by each of the Borrowers and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 9.16 of the Credit Agreement, their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Ninth Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Ninth Amendment.

Section 6.05    Severability.

Any provision of this Ninth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.06    Governing Law.

This Ninth Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law provisions thereof, other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Section 6.07    Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Ninth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Ninth Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK
BRANCH

By:
Name:
Title:

By:
Name:
Title:

WACHOVIA INVESTORS, INC.

By:
Name:
Title:

BANK ONE, NA

By:
Name:
Title:

IBM CREDIT LLC

By:
Name:
Title:

NORTEL NETWORKS INC.

By:
Name:
Title:

TORONTO DOMINION (TEXAS), INC.

By:
Name:
Title:

Annex I

Schedule 2.1.A

Lender	Term Loan Commitment	Term Loan %	Revolving Loan Commitment	Revolving Loan %	Total Commitment	Total %	LOC Pro Rata Share	Lending Offices
Deutsche Bank AG New York Branch	$7,312,337.59	44.23077%	$6,256,572.64	55.74259%	$13,568,910.23	48.88590%	65.47619%	31 West 52nd Street 14th Floor New York, NY 10019 Tel: 212-469-7845 Fax: 212-469-3713 Attn: Alexander Richarz
Wachovia Investors, Inc.	$6,676,481.79	40.38461%	$3,597,133.75	32.04847%	$10,273,615.54	37.01366%	25.00000%	301 S. College St., TW5 NC0537, Charlotte, NC 28288 Tel: 704-383-9831 Fax: 704-374-4092 Attn: Matthew Berk
IBM Credit LLC	$2,543,421.56	15.38461%	$1,370,336.74	12.20894%	$3,913,758.30	14.10044%	9.52381%	North Castle Dr. Armonk, NY 10504 Tel: 914-765-6262 Fax: 914-765-6265
TOTALS	$16,532,240.94	100%	$11,224,043.14	100%	$27,756,284.08	100%	100%